Exhibit 4.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

dated as of

July 17, 2006

among

SAFETY-KLEEN HOLDCO., INC.
and
THE HOLDERS OF COMMON STOCK AND EACH OTHER PARTY
LISTED ON SCHEDULE I HERETO

i

REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of July 17, 2006 among (i) Safety-Kleen HoldCo., Inc., a Delaware corporation (the “Company”), and (ii) the holders of Common Stock and each other entity listed on Schedule I hereto.

W I T N E S S E T H :

WHEREAS, on July 17, 2006, the Initial Standby Purchasers and the Company entered into a standby purchase agreement pursuant to which the Company is to initiate  a rights offering pursuant to which each stockholder of the Company is to receive 0.3636 rights per share of Common Stock held, with each whole right entitling the holder thereof to purchase one share of Common Stock for $11.00 (the “Rights Offering”) and each of the Initial Standby Purchasers is to acquire shares of Common Stock in the Rights Offering on the terms and conditions provided in the aforesaid agreement;

WHEREAS, as a condition to the Initial Standby Purchasers’ commitments pursuant to the Rights Offering, the Company has agreed to enter into this Agreement, and each Initial Standby Purchaser and the Company are bound, and are deemed to be bound, by this Agreement and entitled to the benefit of and the right to enforce this Agreement.

WHEREAS, each Initial Standby Purchaser is on the date hereof the holder of the number of shares of Common Stock as is set forth on Schedule I attached hereto.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01                                Definitions.  (a)  The following terms, as used herein, have the following meanings:

“Affiliate” shall have the meaning ascribed to that term in Rule 405.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Common Stock” means the common stock, par value $.01 per share, of the Company and any stock into which such Common Stock may hereafter be converted or changed (including by way of recapitalization, merger, consolidation, other reorganization or otherwise).

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, and (iii) options, warrants or other rights to acquire Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Public Offering” means the first Public Offering after the date hereof.

“Initial Standby Purchaser” means the holders of Common Stock and each other entity listed on Schedule I hereto and any Affiliate of any holder of Common Stock or any other entity listed on Schedule I hereto.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” means an offering of Registrable Securities as provided in Section 2.02.

“Public Offering” means an underwritten public offering of securities of the Company pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” means, at any time, any shares of Common Stock owned beneficially or of record by any Initial Standby Purchaser or any transferee of an Initial Standby Purchaser (but only with respect to the shares of Common Stock so transferred) until (i) a registration statement covering such shares has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement or (ii) such shares are sold, assigned or otherwise disposed of, and the Company has delivered a new certificate or other evidence of ownership for such shares not bearing the legend required pursuant to the Stockholders Agreement and/or the Voting Agreement and such shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all—

(i)                                      registration, listing and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system,

(ii)                                 fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered),

(iii)                              expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto,

(iv)                              security engraving and printing expenses,

(v)                                 internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties),

(vi)                              reasonable fees and expenses of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(h)),

(vii)                          reasonable fees and expenses of any special experts retained by the Company in connection with such registration,

(viii)                       fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto,

(ix)                              fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities,

(x)                                  costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities,

(xi)                               transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering,

(xii)                           fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies,

(xiii)                        all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.04(l) and

(xiv)                       the reasonable fees and expenses of one counsel for all Standby Purchasers incurred by any Standby Purchaser in connection with any registration or transfer of Registrable Securities effected as contemplated by this Agreement.

Except as provided above, Registration Expenses shall not include any out-of-pocket expenses of any Standby Purchaser (or any agents who manage their accounts).

“Registration Request Period” means (w) in the case of a Demand Registration or a Piggyback Registration for a Public Offering, the period ending ten (10) Business Day prior to the effective date of the registration statement for such Demand Registration or Piggyback Registration, (x) in the case of a Shelf Registration used to effect a Public Offering, the period ending ten (10) Business Days prior to the first sale of securities in such Public Offering, (y) in the case of a Demand Registration or a Piggyback Registration other than for a Public Offering, the period ending two (2) Business Days prior to the effective date of the registration statement for such Demand Registration or Piggyback Registration, and (z) in the case of a Shelf Registration that is not used to effect a Public Offering, the period ending five (5) Business Days prior to the date on which the registration statement ceases to be effective, but in no event shall the Registration Request Period be less than ten (10) Business Days following the date on which notice of a Demand Registration, Piggyback Registration or Public Offering is first given by the Company to the Standby Purchasers.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Rule 405” means Rule 405 (or any successor provisions) under the Securities Act.

“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration” means an offering of Registrable Securities made on a delayed or continuous basis pursuant to Rule 415.

“Standby Purchaser” means any Initial Standby Purchaser, any party to this Agreement (other than the Company) and any transferee of any party to this

Agreement (other than the Company) that holds or acquires any Common Stock for so long as such stock constitutes Registrable Securities.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of December 24, 2005, among the Company and the stockholders party thereto.

“Voting Agreement” means that certain Voting Agreement dated as of July 17, 2006 by and among the Company and the holders of Common Stock and the other parties listed on the signature pages thereto.

Section 1.02                                Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified.  All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
REGISTRATION RIGHTS

Section 2.01                                Demand Registration.  (a)  If at any time following the second anniversary of the date of this Agreement, the Company shall receive either—

(i)            in the event there has not been the First Public Offering, a request from at least two (2) Initial Standby Purchasers that are not Affiliates of each other (but regarding affiliated Initial Standby Purchasers as a single Initial Standby Purchaser for these purposes) that hold in the aggregate fifteen percent (15%) or more of the then outstanding Common Stock, with at least two (2) of such Initial Standby Purchasers holding, individually, at least five percent (5%) or more of the then outstanding Common Stock, or

(ii)           in the event there has been the First Public Offering,

(1)            a request from one or more Initial Standby Purchasers holding in the aggregate six percent (6%) or more of the then outstanding Common Stock or

(2)            a request from one or more Standby Purchasers holding in the aggregate ten percent (10%) or more of the then outstanding Common Stock

(any Standby Purchaser or Purchasers making the request pursuant to clause (i) or (ii), a “Requesting Stockholder”) that, in each case, the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholders’ Registrable Securities, and specifying the intended method of disposition thereof (which may include a Shelf Registration provided that the Company is eligible to use Rule 415 for the purposes thereof), then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least five (5) Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Standby Purchasers and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)            all Registrable Securities for which the Requesting Stockholders have requested registration under this Section 2.01, and

(ii)           subject to the restrictions set forth in Sections 2.01(h) and Section 2.09, all other Registrable Securities that any other Standby Purchaser (all such other Standby Purchasers, together with the Requesting Standby Purchasers, the “Registering Stockholders”) have requested the Company to register by request received by the Company within the relevant Registration Request Period,

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if such registration involves an underwritten Public Offering, all such Standby Purchasers requesting to be included in the registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f) on the same terms and conditions as apply to the Requesting Stockholders.

(b)           Subject to 2.01(e), the Company shall not be obligated to effect more than five Demand Registrations, provided that the Company shall not be obligated to effect a Demand Registration unless the aggregate market price or fair value on the date of such request of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $40,000,000.  In no event shall the Company be required to effect more than one Demand Registration hereunder within any six-month period.

(c)           The Company will from time to time as appropriate notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein.  At any time prior to the effective date of the registration statement relating to such registration, the Requesting Stockholders may revoke such request, without liability to any of the other Registering Stockholders, by providing a notice to the Company revoking such request.  A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Requesting Stockholders reimburse the Company for all Registration Expenses of such revoked request.

(d)           The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.01(c).

(e)           Unless otherwise agreed with the Requesting Stockholders, any registration of the Company’s Common Stock pursuant to this Section 2.01 shall be effected solely for the purpose of registering the offer and sale of the Common

Stock held by the Registering Stockholders and shall not be effected for any offer or sale by the Company of securities by the Company.

(f)                                    If requested by one or more Standby Purchasers holding in the aggregate fifteen (15%) or more of the then outstanding Common Stock, the Company shall use its reasonable best efforts to have the Common Stock listed on a national securities exchange (including The Nasdaq Stock Market LLC) or quoted on the bulletin board of the NASD, so long as the Company is at the time subject to the reporting requirements under the Exchange Act, whether or not as a result of a Demand Registration, and otherwise qualifies for such listing or quotation.

(g)                                 A Demand Registration shall not be deemed to have occurred:

(i)            unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days, or in the case of a Shelf Registration, two years (or such shorter period in which all Registrable Securities of the Registering Stockholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 50% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii)           if the Maximum Offering Size is reduced in accordance with Section 2.01(h) such that less than 50% of the Registrable Securities of the Requesting Stockholders sought to be included in such registration are included.

(h)                                 If a Demand Registration involves an underwritten Public Offering (including any Shelf Registration used to effect a Public Offering) and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having a material adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering

Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)            first, all Registrable Securities requested to be registered by any Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each), and

(ii)           second, subject to Section 2.01(e), any securities proposed to be registered for the account of the Company.

(i)                                     Upon notice to each Registering Stockholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding thirty (30) days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Stockholders in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which would be required by the registration during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 2.02           Piggyback Registration.  (a)  If the Company, subject to Section 2.03, proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether for sale for its own account or for the account of any other Person or Persons (a “Third Party Requesting Stockholder”), the Company shall each such time give prompt notice at least five (5) Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Standby Purchaser, which notice shall set forth such Standby Purchaser’s rights under this Section 2.02 and shall offer such Standby Purchaser the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Standby Purchaser may request, subject to the provisions of Section 2.02(c).

(b)                                 Upon the request of any such Standby Purchaser made within the relevant Registration Request Period (which request shall specify the number of Registrable Securities intended to be registered by each such Standby Purchaser), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Standby Purchasers, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Standby Purchasers requesting to be included in the registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f) on the same terms and conditions as apply to the Company or the Third Party Requesting Stockholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Standby Purchasers and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(c)                                  If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(h) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Standby Purchasers intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)            first, so much of the Company Securities proposed to be registered for the account of the Company or the Third Party Requesting Stockholders, as applicable, as would not cause the offering to exceed the Maximum Offering Size,

(ii)           second, all Registrable Securities requested to be included in such registration by any Standby Purchasers pursuant to Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Standby Purchasers on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), and

(iii)          third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.03           Filing Registration Statements; Lock-Up Agreements.  If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Standby Purchaser who owns at least 3.5% of the outstanding shares of Common Stock shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 7 days prior to the effective date of the applicable registration statement (or in the case of a Shelf Registration used to effect a Pubic Offering prior to the first sale of securities in the Public Offering) until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 90 days (or 120 days if the registration of such Registrable Securities is the First Public Offering), provided that the Company has obtained the commitments of its executive officers (which executive officers consist of the Executive Vice Presidents, President and Chief Executive Officer of the Company) to observe similar restrictions on public sale or distribution.

Section 2.04           Registration Procedures.  Whenever Standby Purchasers request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)           The Company shall as expeditiously as reasonably possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonably best efforts to cause such filed registration statement to become and remain effective continuously for a period of not less than 180 days, or in the case of a shelf registration statement, two years (or such shorter period in which all of the Registrable Securities of the Registering Stockholders included in such registration statement shall have actually been sold thereunder).

(b)           Within a reasonable time in the circumstances prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Standby Purchaser and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Standby Purchaser and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Standby Purchaser or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Standby Purchaser.  Each Standby Purchaser shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Standby Purchaser and the Company shall use its commercially reasonably efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           After the filing of the registration statement, the Company shall (i) cause the registration statement to be amended by any required amendment (including for the purpose of adding a Standby Purchaser as a selling securityholder in accordance with the terms of this Agreement), (ii) cause the related prospectus to be supplemented by any required prospectus supplement (including for the purpose of adding a Standby Purchaser as a selling securityholder in accordance with the terms of this Agreement), and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (iii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iv) promptly notify each Registering Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)           The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Registering Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Stockholder to consummate the disposition of the Registrable Securities owned by such Registering Stockholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)           The Company shall promptly notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Registering Stockholder and file with the SEC any such supplement or amendment.

(f)            (i)  The Requesting Stockholders shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by such Requesting Stockholder of a Demand Registration, which selection shall be subject to the approval of the Company, which approval shall be reasonably given, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g)           Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Agreement and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Registering Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public.  Each Registering Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)           The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Registering Stockholders or the managing underwriter therefor reasonably requests.

(i)            If a Demand Registration involves a Public Offering (including any Shelf Registration used to effect a Public Offering), the price at which shares shall be sold in the Public Offering shall be determined in consultation with the underwriters by a committee consisting of one representative of each participating Standby Purchaser that is registering for sale an amount of shares equal to the lesser of (x) 5% of the outstanding Common Stock and (ii) at least 25% of the total number of shares to be sold in the offering.

(j)                                     The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k)                                  The Company may require each Registering Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(l)                                     Each Registering Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Registering Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Registering Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Registering Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Registering Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Registering Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

(m)                               The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 2.05                                Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Standby Purchaser holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Standby Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Standby Purchaser or on such Standby Purchaser’s behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Standby Purchaser and it was the responsibility of such Standby Purchaser to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Standby Purchasers provided in this Section 2.05.

Section 2.06                                Indemnification by Standby Purchasers.  Each Standby Purchaser holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Standby Purchaser, but only (i) with respect to information furnished in writing by such Standby Purchaser or on such Standby Purchaser’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Standby Purchaser to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense.  Each such Standby Purchaser also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as such Standby Purchaser is required to indemnify the Company as provided in this Section 2.06.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

Section 2.07                                Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and does not include any statement of culpability on the part of the Indemnified Party.

Section 2.08                                Contribution.  If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Standby Purchasers holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Standby Purchasers on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Standby Purchasers on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Standby Purchaser on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Standby Purchaser in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company and such Standby Purchasers on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Standby Purchasers bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and such Standby Purchasers on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Standby Purchasers or by such underwriters.  The relative fault of the

Company on the one hand and of each such Standby Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Standby Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Standby Purchaser’s obligation to contribute pursuant to this Section 2.08 is several in the proportion that the proceeds of the offering received by such Standby Purchaser bears to the total proceeds of the offering received by all such Standby Purchasers and not joint.

Section 2.09                                Participation in Public Offering.  No Standby Purchaser may participate in any Public Offering permitted under Section 2.01 or 2.02 unless such Standby Purchaser (a) agrees to sell such Standby Purchaser’s Registrable Securities on the basis provided in any underwriting arrangements, uniformly applied, approved by the Requesting Standby Purchasers or the Company, as applicable, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10                                Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Standby Purchaser participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.11                                Cooperation by the Company.

(a)                                  If any Standby Purchaser shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Standby Purchaser and shall provide to such Standby Purchaser such information as such Standby Purchaser shall reasonably request.

(b)                                 If any Standby Purchaser shall transfer any Registrable Securities in a transaction that is otherwise exempt from registration under the Securities Act, the Company shall cooperate with such Standby Purchaser and shall cause the transfer to be recorded on the books and records of the Company maintained for such purposes as soon as practicable after the Standby Purchaser has provided the Company with such transfer documentation, including any opinion of counsel, as the Company shall reasonably and timely request.

Section 2.12                                No Transfer of Registration Rights.  None of the rights of Standby Purchasers under this Article 2 shall be assignable by any Standby Purchaser to any Person acquiring Securities in any Public Offering.

ARTICLE 3
CERTAIN COVENANTS AND AGREEMENTS

Section 3.01                                Limitations on Subsequent Registration Rights.  The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Standby Purchasers included therein or (b) on terms otherwise more favorable than this Agreement.

Section 3.02                                Charter or Bylaw Provisions.  Each Standby Purchaser agrees to vote its Company Securities or execute proxies or written consents, as the case may be, to ensure that the Company’s certificate of incorporation and bylaws (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Standby Purchaser to receive the benefits to which each such Standby Purchaser is entitled under this Agreement.

Section 3.03                                Conflicting Agreements.  The Company represents that it has not, and agrees that it shall not, enter into any agreement that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

ARTICLE 4
MISCELLANEOUS

Section 4.01                                Binding Effect; Assignability; No Third-Party Rights.  This Agreement shall be binding upon and enforceable by each of the parties hereto and shall inure to the benefit of and be binding upon the successors, permitted assigns and, subject to Section 2.12, permitted transferees of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.  If any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, shall be deemed a party hereto and such Person shall be entitled to receive the benefits hereof.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights, remedies and claims as shall inure to a successor, permitted assignee or permitted transferee pursuant to this Section 4.01.

Section 4.02                                Notices.  All notices, requests and other communications (collectively, “Communications”) to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company, to:

Safety-Kleen HoldCo., Inc.
5400 Legacy Drive
Cluster II, Building 3
Plano, TX  75024
Facsimile:  (972) 265-2991
Attn:  T.R. Tunnell

if to any Standby Purchaser, to:

The address of such Standby Purchaser listed on Schedule I, or such other address as provided by such Standby Purchaser to the Company.

All Communications shall be deemed received on the earliest of (i) the date such Communication is sent by facsimile transmission, (ii) the date such Communication is delivered in person, (iii) the day after the date such Communication is placed in overnight mail with a national overnight courier service or (iv) three days after the date such Communication is mailed by certified or registered mail, in each case so long as such day is a Business Day.  If such day is not a Business Day, any such Communication shall be deemed not to have been received until the next succeeding Business Day.  Any Communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Standby Purchaser shall provide its address and fax number to the Company, which shall, upon request, promptly provide such information to any Standby Purchaser requesting such information.

Section 4.03                                Waiver; Amendment.  No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of (i) a majority of the Board and (ii) Standby Purchasers holding at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Registrable Securities held by all Standby Purchasers in the aggregate; except that no amendment or modification to this Agreement shall (1) reduce the number of Demand Registrations; (2) increase the percentage of the outstanding shares of Common Stock required to be held by Standby Purchasers exercising a Demand Registration; (3) increase the minimum aggregate market price or fair value required to be included in any Demand Registration; (4) increase the percentage of the outstanding shares of Common Stock required to be held by Standby Purchasers requesting the listing or quotation of the Common Stock; or (5) result in disproportionate treatment of the Standby Purchasers, other than as a result of their disproportionate holdings of Registrable Securities.

Section 4.04                                Fees and Expenses.  Except as may be otherwise provided herein or in any other agreement between or among any parties hereto, the fees and expenses incurred by any Standby Purchaser in connection with this Agreement, any amendment or waiver hereof and the transactions contemplated hereby and all matters related hereto shall be paid by such Standby Purchaser.

Section 4.05                                Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 4.06           Jurisdiction.  Each of the Company and the Standby Purchasers hereby irrevocably submits any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts located in the State of Delaware and irrevocable waives any and all objections to exclusive jurisdiction or review of venue that any such party may have under the laws of the State of Delaware or of the United States.

Section 4.07           Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.08           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 4.09           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.10           Rights Agreement Acknowledgement.  It is agreed and acknowledged that this Agreement and the transactions that it contemplates are each a “transaction contemplated to be effected or facilitated in connection with the Rights Offering,” for purposes of Section 2 and Section 3 of the First Amendment to Rights Agreement, made as of July 5, 2006, between the Company and Wells Fargo, N.A., a national banking association, as Rights Agent, and that no Person, by reason of any activity undertaken pursuant to or in connection with this Agreement shall become the Beneficial Owner (as defined) or beneficially own any securities of any other Person (that is not already otherwise its Affiliate or Associate (as defined)), nor shall it be deemed to be included in any “group of persons” or be deemed to have “embarked on a common purpose or act,” for purpose of the Rights Agreement, dated April 10, 2006, between the Company and the Rights Agent (the “Rights Agreement”).  To the extent it may be required to effectuate the purposes of this paragraph, the Company undertakes to amend the Rights Agreement as provided in this paragraph.

IN WITNESS WHEREOF, the Company and each other party hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SAFETY-KLEEN HOLDCO., INC.

By:	/s/ T.R. Tunnell
Name: T.R. Tunnell
Title: Executive Vice President & General Counsel

STANDBY PURCHASERS:

CONTRARIAN SIGNATURE BLOCKS

CONTRARIAN CAPITAL FUND I, L.P.

By:	Contrarian Capital Management, LLC,
Its General Partner

By:	/s/ Jason Mudrick
Jason Mudrick
Portfolio Manager

CCM PENSION, LLC

By:	Contrarian Capital Management, LLC,
Its Managing Member

By:	/s/ Jason Mudrick
Jason Mudrick
Portfolio Manager

CONTRARIAN CAPITAL TRADE CLAIMS, L.P.

By:	Contrarian Capital Management, LLC,
Its General Partner

By:	/s/ Jason Mudrick
Jason Mudrick
Portfolio Manager

CONTRARIAN CAPITAL SENIOR SECURED, L.P.

By:	Contrarian Capital Management, LLC,
Its General Partner

By:	/s/ Jason Mudrick
Jason Mudrick
Portfolio Manager

CONTRARIAN LONG SHORT, L.P.

By:	Contrarian Capital Management, LLC,
Its General Partner

By:	/s/ Jason Mudrick
Jason Mudrick
Portfolio Manager

CONTRARIAN SOCIALLY RESPONSIBLE, L.P.

By:	Contrarian Capital Management, LLC,
Its General Partner

By:	/s/ Jason Mudrick
Jason Mudrick
Portfolio Manager

CONTRARIAN EQUITY FUND, L.P.

By:	Contrarian Capital Management, LLC,
Its General Partner

By:	/s/ Jason Mudrick
Jason Mudrick
Portfolio Manager

CONTRARIAN CAPITAL FINANCE, L.P.

By:	Contrarian Capital Management, LLC,
Its General Partner

By:	/s/ Jason Mudrick
Jason Mudrick
Portfolio Manager

GSC SIGNATURE BLOCKS

GSC RECOVERY II, L.P.

By:	GSC RECOVERY II GP, L.P.
Its General Partner
By:	GSC RII, LLC,.
Its General Partner
By:	GSCP (NJ) HOLDINGS, L.P.
Its General Partner
By:	GSC RECOVERY II GP, L.P.
Its General Partner

By:	/s/ Matthew Kaufman
Name:	Matthew Kaufman
Title:	Senior Managing Director
Date:	7/19/06

GSC RECOVERY IIA, L.P.

By:	GSC RECOVERY IIA GP, L.P.
Its General Partner
By:	GSC RIIA, LLC,.
Its General Partner
By:	GSCP (NJ) HOLDINGS, L.P.
Its General Partner
By:	GSCP (NJ), INC.
Its General Partner

By:	/s/ Matthew Kaufman
Name:	Matthew Kaufman
Title:	Senior Managing Director
Date:	7/19/06

GSC RECOVERY, INC.

By:	/s/ Matthew Kaufman
Name:	Matthew Kaufman
Title:	Senior Managing Director
Date:	7/19/06

HIGHLAND SIGNATURE BLOCKS

HIGHLAND CORPORATE OPPORTUNITIES FUND

By:	/s/ M. Jason Blackburn
Name:	M. Jason Blackburn
Title:	Treasurer
Date:

HIGHLAND CREDIT OPPORTUNITIES FUND LTD.

By:	HIGHLAND CAPITAL MANAGEMENT, L.P. As Collateral Manager
By:	STRAND ADVISORS, INC. Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer, Strand Advisors, Inc., General Partner of Highland Capital Management L.P.
Date:

HIGHLAND CREDIT STRATEGIES MASTER FUND, L.P.

By:	HIGHLAND CAPITAL MANAGEMENT, L.P. As Collateral Manager
By:	STRAND ADVISORS INC. Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer, Strand Advisors, Inc., General Partner of Highland Capital Management L.P.
Date:

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

By:	HIGHLAND CRUSADER FUND GP, L.P. Its General Partner
By:	HIGHLAND CRUSADER GP, LLC Its General Partner
By:	HIGHLAND CAPITAL MANAGEMENT, L.P. Its Sole Member
By:	STRAND ADVISORS, INC. Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer, Strand Advisors, Inc., General Partner of Highland Capital Management L.P.
Date:

HIGHLAND SPECIAL OPPORTUNITIES HOLDING COMPANY

By:	HIGHLAND CAPITAL MANAGEMENT, L.P. As Collateral Manager
By:	STRAND ADVISORS, INC. Its General Partner

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer, Strand Advisors, Inc., General Partner of Highland Capital Management L.P.
Date:

RESTORATION OPPORTUNITIES FUND

By:	/s/ M. Jason Blackburn
Name:	M. Jason Blackburn
Title:	Treasurer
Date:

HIGHLAND FINANCIAL CORP.

By:	/s/ Chad Schramek
Name:	Chad Schramek
Title:	Assistant Treasurer, Strand Advisors, Inc., General Partner of Highland Capital Management L.P.
Date:

JPMORGAN SIGNATURE BLOCKS

J.P. MORGAN SECURITIES INC.

By:	/s/ John Abate
Name: John Abate
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A.
(f/k/a Bank One, N.A.)

By:	/s/ Marina S. Flindell
Name: Marina S. Flindell
Title: Vice President